SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)

                      NOVEMBER 11, 1996 (NOVEMBER 6, 1996)

                               AST RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                   0-13941                        95-3525565
           (Commission File Number)   (IRS Employer Identification No.)


             16215 ALTON PARKWAY
              IRVINE, CALIFORNIA                    92718
        (Address of principal executive offices)  (Zip Code)

               Registrant's telephone number, including area code
                                 (714) 727-4141


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


ITEM 5.  OTHER EVENTS

On November 6, 1996, AST Research, Inc. (the "Company") signed a non-binding letter of intent with Samsung Electronics Co., Ltd. ("Samsung") to provide certain additional financial support to the Company as consideration for shares of non-voting Preferred Stock. The additional support includes a guaranty of a $100 million bank line of credit starting December 1, 1996, and a guaranty of an additional $100 million bank line of credit starting April 1, 1997, both extending through December 31, 1998. The additional financial support contemplated in this letter of intent is in addition to the existing Samsung guaranty of a $200 million credit facility, provided pursuant to an Additional Support Agreement between the Company and Samsung, dated December 21, 1996.

The letter of intent anticipates that the Company will issue non-voting preferred stock, with an agreed upon value of approximately $15 million. The shares would not be subject to mandatory redemption, but would be redeemable at the Company's option for cash or shares of the Company's common stock, beginning in 1999. The preferred shares would carry a cumulative dividend, beginning in 1999, at a rate to be agreed upon. The letter of intent also requires the Company to repay a $50 million loan provided by Samsung to the Company on October 11, 1996, upon the availability of funds under the credit line contemplated by the letter of intent. The additional support transaction, including the exact valuation, redemption provisions and preferred dividend rate, is subject to definitive documentation and approvals.

The Company also announced that Roger W. Johnson has been named as a member of the Company's Board of Directors. In addition, the Company released results of the third quarter of fiscal year 1996, reporting a net loss of $135.3 million, or $2.41 per share.

A copy of the press releases announcing the letter of intent, the addition of Roger W. Johnson to the Board of Directors and announcing third quarter results are attached as Exhibits 99.1 and 99.2 to this Report, and are incorporated herein by this reference. A copy of the Letter of Intent is attached as Exhibit 99.3, and is incorporated herein by this reference. A copy of the $50 million loan and related promissory note is attached as Exhibit 99.4, and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number    Description

99.1 Press release issued by the Registrant on November 7, 1996, reporting third quarter results, announcing a non-binding letter of intent with Samsung pursuant to which Samsung will provide additional financial support to the Company, and announcing that Roger W. Johnson has been named as a Board Member.

99.2 Press release issued by the Registrant on November 7, 1996, announcing that Roger W. Johnson has been named as a Board Member.

99.3 Loan Agreement and Promissory Note dated October 11, 1996 by and between AST Research, Inc., and Samsung Electronics America, Inc.

99.4 Letter of Intent, dated November 7, 1996 by and between AST Research, Inc., and Samsung.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AST Research, Inc.
                         _______________________________________
                                       (Registrant)


                              By  /s/WON S. YANG
                                  ------------------------------------
                                  Won S. Yang
                                  Senior Vice President
                                  and Chief Financial Officer (Acting)


Date:     November 11, 1996